Exhibit 10.1

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit, as indicated by “[*****]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED U.S. DISTRIBUTORSHIP AGREEMENT

by and between

Patterson Companies, Inc.

and

Sirona Dental Systems, Inc.

Effective May 31, 2012

Exhibit 10.1

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit, as indicated by “[*****]”, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AMENDED AND RESTATED U.S. DISTRIBUTORSHIP AGREEMENT

THIS AMENDED AND RESTATED U.S. DISTRIBUTORSHIP AGREEMENT (“Agreement”) is made and entered into this 31st day of May, 2012, by and among SIRONA Dental Systems, Inc., a Delaware corporation (“SIRONA”), and Patterson Companies Inc., a Minnesota corporation (“Patterson” and together with SIRONA, each a “Party” and collectively, the “Parties”).

BACKGROUND

A.	SIRONA or its Affiliates develop and manufacture Contractual Products (as defined below).

B.	Pursuant to that certain Distributorship Agreement dated April 6, 2000 by and between Schick Technologies, Inc., a New York corporation (“Schick”), and Patterson, as amended pursuant to several amendment agreements including, without limitation, that certain Amendment to Distributorship Agreement dated May 5, 2010 (the “2010 Amendment”) (collectively, the “Prior Agreement”), Patterson and Schick agreed that Patterson would purchase Contractual Products for sale in the United States of America and Canada, subject to the express terms thereof.

C.	SIRONA owns all of the outstanding capital stock of Schick and they are Affiliates. Contemporaneously with the execution of this Agreement, Schick has assigned to SIRONA all right title and interest in and to the Prior Agreement and SIRONA has agreed to assume the obligations under the Prior Agreement.

D.	Each of SIRONA and Patterson desires to amend and restate the terms of their business relationship with respect to the Contractual Products sold in the United States of America pursuant to the terms of this Agreement.

E.	The Prior Agreement shall continue in full force and effect solely with respect to Canada (it being agreed that the “Territory” as defined in the Prior Agreement is hereby amended to mean Canada alone, including all of its provinces).

F.	Contemporaneously with the execution of this Agreement, Patterson and SIRONA Dental Systems GmbH, a German corporation and Affiliate (as defined herein) of SIRONA (“SIRONA Germany”), have executed that certain Amended and Restated U.S. CAD-CAM Distributorship Agreement with respect to certain products of SIRONA Germany (not including the Contractual Products contemplated by this Agreement) that will be sold by Patterson in the United States of America (the “Amended and Restated CAD-CAM Agreement”).

G.	Capitalized terms used in this Agreement but not defined shall have their respective meanings set forth on Exhibit 1 attached to this Agreement and incorporated herein.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Subject of the Agreement; Mutually Exclusive Arrangement.

1.1	The “Territory” is the United States of America including its territories and possessions.

1.2	“Contractual Products” means all (i) Schick imaging products and equipment (including, without limitation, Schick branded x-ray products and accessories) (“Schick Products”) and (ii) “SIRONA Products” (as defined below), in each case manufactured by SIRONA and its Affiliates, except as excluded on Schedule 1.2 attached hereto. The term “SIRONA Products” means, subject to the exclusions specified on Schedule 1.2, all SIRONA branded imaging products and equipment (including, without limitation, SIRONA branded panoramic product lines) together with SIRONA branded treatment centers and instruments. Contractual Products will include related spare parts, consumables and repair exchange parts.

Contractual Products shall not include products of any nature (whether treatment centers, instruments or otherwise) that are acquired by SIRONA or its Affiliates after the date hereof from a seller or licensor by virtue of a transaction involving an acquisition of assets or capital stock (whether a stock sale, merger or otherwise), in-license or other similar transaction (such acquired products shall be referred to herein as “Acquired Products”).

In the event SIRONA distributes products contemplated by the right of first offer below to other distributors on a non-exclusive basis, Patterson shall have the option to distribute such products on no less favorable terms than any other distributor in the Territory.

During the Term of this Agreement, Patterson will have a right of first offer to be the exclusive distributor for the non-SIRONA branded products otherwise excluded from the definition of Contractual Products which have not been commercialized as of the date of this Agreement; provided, however, that this right shall not be applicable to Acquired Products. The right of first offer shall be administered as follows:

1.2.1

Before SIRONA markets such products itself or through others, it will first deliver to Patterson a written offer prepared by SIRONA (the “First Refusal Offer”), which will be irrevocable for either thirty (30) calendar days or sixty (60) calendar days depending upon whether

Patterson delivers the First Refusal Acceptance Notice timely subject to Section 1.2.2 below (the “First Refusal Offer Period”). The First Refusal Offer will offer to Patterson, or at Patterson’s election, to an Affiliate of Patterson, the opportunity to enter into an exclusive arrangement with SIRONA with respect to such products in the Territory under the terms provided in such First Refusal Offer (the “First Refusal Terms”).

1.2.2	Within thirty (30) days after delivery of the First Refusal Offer, Patterson will have the right to indicate, by written notice to SIRONA (the “First Refusal Acceptance Notice”), its desire to enter into a definitive agreement as set forth in the First Refusal Terms. If Patterson delivers the First Refusal Acceptance Notice during the above thirty (30) day period, Patterson and SIRONA will negotiate in good faith to enter into such definitive agreement within thirty (30) days after Patterson’s delivery of the First Refusal Acceptance Notice.

1.2.3	If (i) Patterson fails to deliver the First Refusal Acceptance Notice timely, or (ii) if the Parties fail to enter in to such definitive agreement within such thirty (30) day period contemplated above, then, SIRONA will be permitted to distribute such products in the Territory either itself (or through a SIRONA Affiliate), or with an unrelated third-party on arms-length terms which are not materially more favorable to the applicable third-party than the First Refusal Terms.

1.2.4	Time will be of the essence with respect to all time periods set forth in this item 1.2.

1.3	Exclusivity; Preferred Vendor Designation.

1.3.1

Subject to SIRONA’s termination rights described in Section 14.2 of this Agreement and Sections 1.3.4 and 1.4.3 below, SIRONA hereby grants to Patterson the exclusive right to distribute (itself or through an Affiliate) Contractual Products other than Acquired Products solely in the Territory to end users during the Term. The term “exclusive” in the previous sentence shall mean that SIRONA and its Affiliates shall not allow other distributors to sell Contractual Products in the Territory, shall only sell Contractual Products to Patterson for distribution and sale of such Contractual Products in the Territory, and shall not itself sell Contractual Products in the Territory except directly to academic institutions and government agencies. SIRONA and its Affiliates may sell non-SIRONA and non-Schick branded products to manufacturers and any other third parties. Notwithstanding the foregoing, (i) dealers of Contractual Products in the Territory as of the date of this Agreement (“Existing SIRONA Dealers”) may make direct purchases of SIRONA Products from SIRONA and its Affiliates for a period of ninety (90) days from the effective date of this Agreement provided such purchases are counted towards satisfying Patterson’s purchase requirements contemplated by Section 2.4 of this Agreement, and (ii) without limiting subpart (i) above, Existing SIRONA Dealers may make direct purchases of spare parts that are SIRONA Products during the entire Term, provided such purchases are counted toward satisfying Patterson’s purchase requirements contemplated by Section 2.4 of this Agreement.

1.3.2	During the Term, Patterson and its Affiliates shall purchase no less than [*****], both on a quarterly basis and annual basis, of their requirements in the Territory of Schick intra oral sensors (and products that are similar to or competitive with all such Schick intra oral sensors) from SIRONA. In determining total sales of intra oral sensors made by Patterson to which the above [*****] requirement applies, sales of intra oral sensors bundled with other Schick products (but not SIRONA Products) shall be included. Subject to Section 1.4 below, Patterson is not restricted from purchasing from other manufacturers products that are similar to or competitive with SIRONA Products, in each case for resale in the Territory. Patterson and its Affiliates shall not promote the sale or distribution of, or sell or distribute, the Contractual Products outside the Territory (as such term is defined in this Agreement and the Prior Agreement). If Patterson and its Affiliates fall below the aforementioned [*****] threshold with respect to any quarter during the Term, Patterson’s Vice President of Sales shall provide to SIRONA a corrective action plan no later than thirty (30) days after the end of the quarter in which the shortfall occurred. Such corrective plan must be satisfactory to SIRONA senior management, in its reasonable discretion.

In recognition of the significant investment made by SIRONA in the development of its Contractual Products and in its strategic relationship with Patterson, Patterson has and will continue during the Term to designate the Contractual Products as “Preferred Vendor 1”. [*****]

1.3.3

Subject to Sections 1.3.4 and 1.3.5 below and Section 14.2 of this Agreement, the exclusivity provisions contained in Sections 1.3.1 above (and the Term of this Agreement) shall be extended for an additional twelve (12) months to the extent that, for all (each and every one) of the three annual periods ending September 30, 2013, September 30, 2014 and September 30, 2015, all of (i) the annual target specified in Section 2.4.1 of this Agreement with respect to the Schick Products on an individual basis (the “Schick Products Growth Target”) has been satisfied, (ii) the annual target specified in Section 2.4.1 of this Agreement with respect to the SIRONA Products on an individual basis (the “SIRONA Products Growth Target” and together with the Schick Products Growth Target, “the Contractual Products Growth Targets”) has been satisfied, (iii) the annual target specified in Section 2.4.1 of

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the Amended and Restated CAD-CAM Agreement pertaining to CAD-CAM products on an individual basis (the “CAD-CAM Products Growth Target” and together with each of the two Contractual Products Growth Targets, the “Products Targets”) shall have been satisfied and (iv) the aggregate of the Contractual Products Growth Target and the CAD-CAM Products Growth Target, shall have been satisfied on an over-all basis (such target contemplated by this item (iv), the “Overall Growth Target”).

Further, subject to Sections 1.3.4, 1.3.5 and 1.4.3 below and Section 14.2 of this Agreement, (x) the exclusivity period (and the Term) shall be extended for an additional twelve (12) months if both the Overall Growth Target and each of the three Products Targets is satisfied in all (each and every one) of the four SIRONA fiscal years ending September 30, 2016, and (y) the exclusivity period (and the Term) shall be extended for an additional twelve (12) months if both the Overall Growth Target and each of the Products Targets is satisfied in all (each and every one) of the five SIRONA fiscal years ending September 30, 2017. For the avoidance of doubt, the Term may be extended up to three additional years based on the foregoing contained in this Section 1.3.3.

The Parties agree that notwithstanding that one or more of the Schick Products Growth Target, the SIRONA Products Growth Target, the CAD CAM Products Growth Target or the Overall Growth Target is not achieved with respect to a given SIRONA fiscal year, any such target may still be deemed satisfied if Patterson pays to SIRONA an aggregate payment equal to

(x) with respect to the CAD-CAM Products Growth Target, an amount (such payment amount, the “CAD-CAM True-up Amount”) equal to (i) [*****] multiplied by (ii) [*****] (the “CAD-CAM Deficiency”),

(y) with respect to the Overall Growth Target, an amount (such payment contemplated by this Section (y) shall be referred to herein as the “Margin True-Up Payment”) equal to (i) [*****] multiplied by (ii) [*****] (the “Overall Deficiency”) (but the Parties agree that before [*****] is applied to such Overall Deficiency, a portion of the Overall Deficiency equal to the CAD-CAM Deficiency, if any, shall be paid at the [*****] rate contemplated above), and

(z) with respect to either or both of the Schick Products Growth Target and the SIRONA Products Growth Target, an amount (such payment amount (the “Schick/SIRONA True-Up Amount”) equal to (i) [*****] multiplied by (ii) [*****] (or both categories as the case may be) made during such year by Patterson (the “Schick/SIRONA Deficiency”).

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For the avoidance of doubt, in order to extend exclusivity contemplated by this Section 1.3.3 if one or more targets is not achieved in any applicable SIRONA fiscal year, Patterson must pay to SIRONA an aggregate amount equal to the sum of subparts (x), (y) and (z) above. To give effect to the foregoing, SIRONA shall deliver notice to Patterson indicating that applicable targets were not satisfied consistent with timing of delivery of the Margin Shortfall Notice contemplated by Section 1.3.5 below. Patterson must respond to such notice consistent with timing applicable to the Margin Acceptance Notice referenced below. Finally, Patterson shall make payments consistent with timing applicable to the Margin True-Up Payment contemplated in Section 1.3.5 below.

1.3.4	Subject to Section 1.3.5 below, the exclusivity period contemplated in Section 1.3.1 with respect to the Contractual Products, along with the Term of this Agreement, shall be reduced by a one year period for any year that the Overall Growth Target is not satisfied during a SIRONA fiscal year (“Margin Shortfall Year”) (each such one year reduction shall be referred to herein as an “Exclusivity Reduction”). For the avoidance of doubt, not only will the period of SIRONA’s obligation to sell Contractual Products exclusively to Patterson be reduced but the period of Patterson’s obligation to purchase no less than [*****] of its requirements in the Territory of Contractual Products that are so called “Schick Products” (including, without limitation, products that compete with such Schick Products) shall also be reduced.

1.3.5	At Patterson’s option, it may avoid an Exclusivity Reduction with respect to any Margin Shortfall Year during the Term by paying to SIRONA an amount equal to the Margin True-up Payment. For the avoidance of doubt, the Margin True-Up Payment contemplated by this Section shall, if made, satisfy the requirements of this Section 1.3.5 and Section 1.3.6 of the Amended and Restated CAD-CAM Agreement (it being agreed that the obligations under this Section and the Amended and Restated CAD-CAM Agreement are not cumulative).

To give effect to the first paragraph of this Section 1.3.5, SIRONA shall deliver to Patterson, on or before August 20 during the applicable SIRONA fiscal year written notice that the Overall Growth Target is not likely to be satisfied with respect to such year based on orders made to date (the “Margin Shortfall Notice”). Based on the Margin Shortfall Notice, Patterson shall deliver to SIRONA on or before September 1 of such SIRONA fiscal year written notice (which shall be irrevocable) stating whether it will make a Margin True-Up Payment with respect to the applicable Margin Shortfall Year to the extent the Overall Growth

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Target is not satisfied (“Margin Acceptance Notice”), it being agreed that if such Margin Acceptance Notice is not delivered by Patterson within such period, the Exclusivity Reduction shall be triggered to the extent the Overall Growth Target is not satisfied. If Patterson states that it will make a Margin True-Up Payment, SIRONA shall calculate and invoice Patterson as of September 30 of the applicable year and such payment must be made by Patterson within five business days after delivery of such invoice (and once made, shall be non-refundable), it being agreed that if such Margin True Up Payment is not delivered by Patterson within such period, the Exclusivity Reduction shall be triggered. If the amount that would be invoiced is zero dollars, Patterson shall be deemed in compliance with the Overall Growth Target and SIRONA shall deliver a statement confirming the same. SIRONA shall be entitled to apportion such Margin True-Up Payment for tax and accounting purposes to one or more of its legal entities in its discretion.

In the event that the aggregate amount of purchases made by Patterson during the applicable Margin Shortfall Year and the year immediately following such Margin Shortfall Year is in excess of the aggregate of the Overall Growth Targets for those two years on a combined basis, Patterson may elect, if it made a Margin True-Up Payment with respect to the Margin Shortfall Year, to receive the Special Performance Bonus (as defined below) within ninety (90) days of the end of an applicable SIRONA fiscal year; provided, however, that if Patterson elects to receive such payment, Patterson shall not be given credit for having satisfied the Overall Growth Target in the Margin Shortfall Year for purposes of Section 1.3.3 hereof. The term “Special Performance Bonus” shall mean a payment equal to (i) [*****] multiplied by (ii) [*****] (the “Excess Performance Amount”) (but the Parties agree that before [*****] is applied to such Excess Performance Amount, a portion of such Excess Performance Amount equal to the CAD-CAM Deficiency applicable to the Margin Shortfall Year, if any, shall be paid at the [*****] rate contemplated above); provided, however, that, notwithstanding anything contained herein to the contrary, in no event shall the Special Performance Bonus be greater than the Margin True-Up Payment applicable to such Margin Shortfall Year.

1.4	Patterson Obligations (Missed Growth Target).

1.4.1

At such point that either the Schick Products Growth Target or the SIRONA Products Growth Target is not satisfied with respect to any SIRONA fiscal year during the Term as such Term may be extended or reduced pursuant to Section 1.3 above (including, without limitation, such year ending September 30, 2012), Patterson shall designate the

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applicable product category (whether Schick Products, SIRONA Products or both) as “Preferred E”. For the avoidance of doubt, the obligation contemplated by the prior sentence (and the similar obligations in Sections 1.4.2 and 1.4.3 below) shall not be deemed satisfied merely because the payments contemplated by the last paragraph of Section 1.3.3 were made. If during the period after this Section 1.4.1 is triggered with respect to either or both of the Schick Products or SIRONA Products, Patterson satisfies the Schick Product Growth Target and/or the SIRONA Products Growth Target, as the case may be, for two consecutive SIRONA fiscal years during the Term, the treatment contemplated by this Section 1.4.1 above shall expire and the designation of “Preferred E” is no longer required unless and until re-triggered pursuant to the first sentence of this Section 1.4.1 above. The following shall apply to any period during which the “Preferred E” designation is required:

(i) Patterson’s sales representatives shall be paid a commission rate with respect to sales of Contractual Products designated as “Preferred E” that is [*****] by an amount equal to [*****] on applicable sales. For example, if the commission rate paid in connection with [*****] is equal to [*****] applicable to such sales, the Preferred E commission would be equal to [*****] applicable to such Preferred E sales. Upon request by SIRONA, Patterson shall provide SIRONA with sufficient documentation and support in order to confirm Patterson’s compliance with this Section.

(ii) [*****]

1.4.2	If either the Schick Products Growth Target or the SIRONA Products Growth Target is not satisfied with respect to any two SIRONA fiscal years during the Term as such Term may be extended or reduced pursuant to Section 1.3 above, (i) the [*****] commission rate difference referenced in Section 1.4.1(i) above shall be increased to [*****] with respect to all sales occurring after the second year of failure, and (ii) if applicable, Patterson shall be required during the Term to purchase no less than [*****] (on an annual basis) of its requirements in the Territory of SIRONA Products. A failure to comply with such [*****] requirement shall be deemed a material breach of this Agreement providing SIRONA with applicable remedies under this Agreement (including a termination right). If during the period after this Section 1.4.2 is triggered with respect to either or both of the Schick Products or SIRONA Products, Patterson satisfies the Schick Product Growth Target and/or the SIRONA Products Growth Target, as the case may be, for two consecutive SIRONA fiscal years during the Term, the treatment contemplated by Section 1.4.1 above shall once again be applicable to such product category or categories, as the case may be, once again unless this Section 1.4.2 is re-triggered based on the first sentence hereof.

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1.4.3	If either the Schick Products Growth Target or the SIRONA Products Growth Target is not satisfied with respect to three consecutive Sirona fiscal years during the Term, (i) the exclusivity provisions contemplated by Section 1.3.1 above shall be eliminated with respect to the applicable product category to which the failure applies and (ii) SIRONA may, at its option and without any liability resulting therefrom (including, without limitation, any obligation to refund any Margin True-Up Payments), terminate this Agreement with respect to the applicable product category to which the failure applies.

1.5	This Agreement shall not confer to Patterson or SIRONA any right or authority to obligate SIRONA or Patterson, respectively, in any way to accept any orders.

1.6	Neither Patterson nor SIRONA shall assume obligations in the name of or on the account of SIRONA or Patterson, respectively, and nor shall either of them make any representations or warranties on behalf of the other, except as expressly authorized in writing.

1.7	Patterson and SIRONA shall be deemed at all times to be independent contractors and nothing contained herein shall be deemed to create a relationship of employer and employee, partnership or joint venture between them.

2.	Sales Activities

2.1	Patterson shall use its best efforts to promote and sell Contractual Products in the Territory. Patterson shall maintain the organization necessary to ensure commercially reasonable sales activity for Contractual Products. For this purpose, Patterson shall, among other things:

2.1.1	maintain a stock of Contractual Products commensurate with the expected business aiming to meet the purchase requirements in Section 2.4 below, including without limitation, sufficient to satisfy requirements based on the forecasts contemplated in Section 8.6 of this Agreement;

2.1.2	maintain appropriate equipment relating to the Contractual Products in all branch showrooms and appropriate training centers;

2.1.3	provide adequate technical service for regular maintenance and repair of Contractual Products in the Territory (including, without limitation, first line technical support), and maintain a stock of spare parts and consumables sufficient to satisfy customer demand;

2.1.4	maintain adequate installation, assembly and commissioning capabilities;

2.1.5	employ a dedicated “high level” Executive who shall devote his or her full business time to the development and expansion of the business pertaining to the Contractual Products;

2.1.6	purchase sufficient demonstration equipment to equip appropriate branches; and

2.1.7	Each Patterson branch will create a business plan that will detail how it intends to develop the business with respect to the Contractual Products for the purpose of satisfying the minimum purchase targets specified in Section 2.4 hereof. Each plan will be created on an annual basis by the applicable Patterson Branch manager in cooperation with the SIRONA/Schick Market leader assigned to that branch. All such plans shall be evaluated and approved by Patterson and SIRONA senior management. Timing and approval of these business plans shall be consistent with past practice.

SIRONA shall, as it deems appropriate, provide advice and recommendations in carrying out the above mentioned tasks.

2.2	SIRONA shall furnish Patterson with its list of Contractual Products and other sales literature in appropriate quantity on an on-going basis. Furthermore, SIRONA shall assist Patterson, upon request and to the extent feasible in producing special sales literature.

2.3	SIRONA shall, in its capacity as manufacturer of Contractual Products, comply with public laws and regulations applicable in the Territory to Contractual Products, including US Food and Drug Administration (FDA) regulations. Contractual Products shall be authorized for sale in the United States and will have obtained a current 510 (K) from the FDA and will have been manufactured in accordance with GMP (as defined by the FDA for each Contractual Product).

Each of the Parties shall comply with laws, rules and regulations pertinent to its duties and obligations under this Agreement in the Territory, as applicable.

SIRONA will be responsible for responding to and/or executing, as appropriate or required under applicable laws and regulations, all complaints, failures, adverse events, and recalls, whether voluntary or involuntary, involving the Contractual Products. Patterson shall reasonably cooperate with any such activity, including reporting to Vendor any adverse events it learns of with respect to the Products. No recalls shall be conducted without the prior written consent of SIRONA.

2.4	Minimum Purchase Requirements.

2.4.1	Minimum Purchase Requirements. In each SIRONA fiscal year (i.e., SIRONA fiscal year 2013 is from October 1, 2012 through September 30, 2013) during the Term, Patterson shall purchase from SIRONA both Schick Products and SIRONA Products with respect to the Territory (i.e. the U.S.) in a dollar amount no less than the amounts specified in the table below.

U.S. MINIMUM PURCHASE REQUIREMENTS TABLE

SIRONA Fiscal Year	Schick Products Growth Targets		SIRONA Products Growth Targets		**Overall Growth Targets
[*****]	[*****	]	[*****	]	[*****	]
[*****]	[*****	]	[*****	]	[*****	]
[*****]	[*****	]	[*****	]	[*****	]
[*****]	[*****	]	[*****	]	[*****	]
[*****]	[*****	]	[*****	]	[*****	]
[*****]	[*****	]	[*****	]	[*****	]

[*****]

** [*****]

2.4.2	The purchases contemplated in Section 2.4.1 shall be based on actual invoiced purchases minus returns during the period, promotional discounts and rebates. For the avoidance of doubt, these targets are measured at the end of a fiscal year on an aggregate and individual basis, as applicable.

2.4.3	The Parties will meet on a quarterly basis for the purpose of evaluating, in good faith, whether the volume of purchases made by Patterson hereunder, during the most recent quarter and year-to-date, is consistent with, and likely to result in the satisfaction of, Patterson’s annual minimum purchase requirements. In addition, without limiting Section 5 hereof, on a monthly basis, Patterson will provide SIRONA with detailed information relating to its purchases of Contractual Products from SIRONA including, without limitation, the sales targets and results for each of Patterson’s branch offices for that month; a schedule of Patterson’s sales for that month with respect to each product included within the Contractual Products, and any other materials reasonably necessary for SIRONA to ascertain whether Patterson is “on target” to meet its annual and quarterly purchase requirements hereunder.

2.4.4	It is understood and agreed that the purchase quantities set forth herein do not in and of themselves impose any obligation upon Patterson to make payments or commitments of payments of money to SIRONA other than for product actually purchased, and Patterson shall not be liable for damages resulting solely from its failure to meet the purchase quantities set forth above; provided, however, that this sentence shall not limit SIRONA’s remedies in connection with a breach by Patterson of an obligation contained in this Agreement other than the purchase requirement itself.

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3.	Use of the name SIRONA and of the trademark SIRONA and other trademarks

3.1	No reference to SIRONA or its Affiliates (including “Sirona”, “Schick” or other tradenames or trademarks) shall be made on Patterson’s stationary, visiting cards, sales, promotional or other written material without the prior written approval of SIRONA.

3.2	Subject to revocation by SIRONA at any time, Patterson shall be permitted to use the trademark SIRONA and other trademarks with respect to Contractual Products registered in SIRONA’s name for advertising and promotional purposes, provided that Patterson observes the applicable SIRONA directives and uses only those trademark designs approved in writing in advance by SIRONA. Upon request by SIRONA or if required by law, SIRONA and Patterson shall conclude a separate trademark license agreement.

3.3	Without limiting Section 13 of this Agreement, upon termination of this Agreement, Patterson shall immediately cease to use in any manner whatsoever the name SIRONA and the other trademarks relating to the Contractual Products; as well as any other trademark in which SIRONA has any rights, except as may be permitted in other contracts between Patterson and SIRONA or any Affiliates thereof.

4.	Advertising and Marketing

4.1	Patterson shall advertise and promote Contractual Products (as defined in Section 1.2 above) in a manner intended to achieve optimum development of the business and in accordance with SlRONA’s reasonable advertising directives and support strategies. Patterson shall obtain the written approval of SIRONA prior to the implementation of any major advertising campaign.

4.2	Each Party shall develop and implement a marketing plan which shall include the terms of the plan dated the same date as this Agreement to promote the sale of the Products, including development of a mutually agreeable marketing budget, and, where appropriate, joint advertising and promotional efforts. Such advertising and promotional programs will include all trade shows and dental conventions at which Patterson is participating. SIRONA shall provide Patterson any sales leads generated through such activity. SIRONA and Patterson reserve the right to disapprove any advertising which varies substantially from the type and kind in general use by Patterson or SIRONA in the United States as long as such disapproval is communicated within 48 hours of receipt. In the event of such disapproval by either SIRONA or Patterson, neither SIRONA nor Patterson will utilize or disseminate the advertising in question.

4.3

Patterson and SIRONA shall share marketing costs equally on promotions including financing, events and joint spending items across all exclusive categories of Contractual Products with a mutually defined budget set at the beginning of each SIRONA fiscal year and included in the business plan. With

Patterson’s prior written approval, which will not be withheld absent a business rationale, SIRONA may pay Patterson its share of the cost via credit memo or otherwise as may be mutually agreed upon by the Parties.

5.	Reporting

Patterson shall make regular reports in the manner and at the intervals reasonable requested by SIRONA, in any event on a monthly basis, at the beginning of each month, concerning the business with respect to Contractual Products in the Territory, the market situation, economic situation and forecast, trade policies, business prospects, activities of competitors (provided no legal prohibition on providing such information) and other pertinent developments. In particular Patterson shall, at the beginning of each quarter, report to SIRONA on:

•	order entry/turnover and backlog, sorted out as to number of units and value, relative to sale regions,

•	stock of Contractual Products relative to sale branches,

•	market conditions, competitive conditions, competitive products, and

•	personnel changes as regards employees trained by SIRONA for the sale and service of Contractual Products.

6.	Selling Aids and Training. SIRONA will provide Patterson with reasonable quantities of current Product information, promotional materials such as photographs and artwork and technical literature. In addition, SIRONA shall furnish ratings and specifications for the Products in conformity with United States standards so that Patterson shall not have to do any testing. Upon Patterson’s reasonable request, technical help shall also be furnished to Patterson without cost. SIRONA shall supply Patterson from time to time with copies of its catalogs, brochures, direct mail, advertising and promotional materials, including audio-visual tapes and Product data, which Patterson may use in developing its own advertising and promotional material for the Products. In addition to the foregoing support, upon Patterson’s reasonable request, SIRONA will provide assistance and training to Patterson’s personnel at mutually agreed upon locations. The costs for the training program, including travel and living expenses for the trainees, shall be shared equally between the Parties.

7.	Inquiries

Patterson shall forward to SIRONA or its local distributor any and all inquiries regarding Contractual Products that are received from countries located outside the Territory (as such term is defined in this Agreement). Patterson, however, shall have no claim to compensation therefrom.

8.	Transactions

8.1	Transactions concerning Contractual Products may only be performed by Patterson and its Affiliates in their own name and on their own account.

8.2	Current Prices and Price Increases. Prices for Contractual Products, spare parts, repair exchange parts, and accessories of Contractual Products will continue at their current levels consistent with SIRONA’s applicable price book which may be amended from time to time. SIRONA will aim to provide Patterson with at least [*****] prior notice of price changes. This Agreement and such price book will be deemed amended at the time that the prices of new Contractual Products are established or whenever prices of Contractual Products are changed, as follows:

8.2.1	New Contractual Products. SIRONA will establish the price of new Contractual Products (i.e., Contractual Products that have significantly improved functionality, or have different functionality than existing products).

8.2.2	Marketed Contractual Products. SIRONA will consider an annual price increase for Contractual Products being marketed. Unless the Parties otherwise agree in writing, the price of each Contractual Product and each part and accessory for such Contractual Product will be increased effective October 1 of each year during the Term by the greater of: (i) [*****]; or (ii) the increase over the prior year in the Producer Price Index, Base 1982 = 100.

8.2.3	Currency. All prices will be stated in U.S. dollars.

8.3	Patterson is entitled to set its own resale prices and terms consistent with commercially reasonable development of the business, taking into account market capacity and product competitiveness.

8.4	The delivery of Contractual Products by SIRONA to Patterson is subject to SIRONA’s standard terms of sale, attached hereto as Schedule 8.4 and which may be reasonably amended from time to time. In the event of a conflict between the express terms of this Agreement and the terms of such standard terms and conditions, the terms and provisions of this Agreement shall control.

8.4.1

Shipments shall be treated as EXW-Ex works under Incoterms 2010. Subject to the previous sentence, title to, ownership of and risk of loss with respect to all shipments of Contractual Products purchased and sold hereunder (except as to title to SIRONA’s intellectual property, which at all times shall be vested solely and exclusively in SIRONA) shall remain with SIRONA until delivery to a carrier at SIRONA’s facility (which facility shall be in SIRONA’s discretion generally and, in particular in the case of SIRONA Products, may in SIRONA’s discretion be shipped directly to Patterson from SIRONA Germany’s site in Germany), at which time title to, ownership of and risk of loss with respect to such shipments shall pass to Patterson. Patterson shall notify SIRONA in writing of any loss or damage of such shipments in transit as soon as reasonably possible. Patterson shall obtain and pay

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freight, insurance, custom clearance, and any duties or taxes in connection with the shipment of Contractual Products delivered hereunder. Without limiting the previous sentence, shipping charges, import duties, taxes of any nature, shipping insurance charges and handling charges, if any, paid by SIRONA to any third parties in connection with shipment of Contractual Products pursuant to this Agreement, shall be charged to Patterson at cost and reflected separately on applicable invoices for such Contractual Products. Cost savings realized through refinements of this process shall be shared equitably by SIRONA and Patterson.

8.4.2	EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES ATTACHED HERETO), SIRONA AND ITS AFFILIATES MAKE NO REPRESENTATIONS OR WARRANTIES, AND EXPRESSLY DISCLAIM AND EXCLUDE ANY AND ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, WHETHER ARISING BY OR UNDER STATUTE, COMMON LAW, CUSTOM, USAGE, COURSE OF DEALING OR PERFORMANCE OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CONTRACTUAL PRODUCTS, OR ANY USES THEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT. EXCEPT AS AFORESAID AND WITHOUT LIMITING THE FOREGOING, SIRONA DISCLAIMS (FOR ITSELF AND ITS AFFILIATES AND AGENTS) ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE QUALITY, PERFORMANCE, ACCURACY, COMPLETENESS, COMPREHENSIVENESS, INTEGRABILITY, TITLE, NON-INFRINGEMENT, MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE CONTRACTUAL PRODUCTS, OR ANY USES THEREOF OR RESULTS THEREFROM, EACH OF WHICH IS EXCLUDED BY AGREEMENT OF THE PARTIES. THIS DISCLAIMER CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT, AND NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY SIRONA, ANY OF ITS AFFILIATES, OR AGENTS OR ANY OF THEIR RESPECTIVE EMPLOYEES SHALL INCREASE THE SCOPE OF ANY WARRANTIES, OR OTHERWISE MODIFY, ALTER OR AMEND THE TERMS OF ANY WARRANTIES, LIMITATIONS OR DISCLAIMERS, EXPRESSLY STATED IN THIS AGREEMENT OR CREATE ANY NEW REPRESENTATIONS, WARRANTIES OR CONDITIONS.

8.4.3	UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ANY AFFILIATE OF SUCH OTHER PARTY OR ANY OTHER PERSON (A) FOR LOST REVENUES, LOST PROFITS, LOST DATA, LOST BUSINESS OR LOSS OF BUSINESS INVESTMENTS, OPPORTUNITIES OR GOODWILL, OR (B) FOR ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES OF ANY KIND, RESULTING FROM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION THEREOF, ANY PRODUCTS, ANY SERVICES, SUPPORT OR ACTIVITIES THAT ARE PROVIDED IN CONNECTION HEREWITH OR ANY OTHER CAUSE WHATSOEVER, REGARDLESS OF THE BASIS FOR OR THEORY OF THE CLAIM OR ACTION (WHETHER BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, COMMON LAW, STATUTE OR OTHERWISE), AND WHETHER OR NOT SUCH LOSSES OR DAMAGES ARE FORESEEABLE, EVEN IF A PARTY HAS BEEN ADVISED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. THE SOLE AND EXCLUSIVE REMEDY FOR DEFECTIVE SHIPMENTS OF PRODUCT SHALL BE REPLACEMENT OF SUCH PRODUCT AS SOON AS REASONABLY POSSIBLE.

8.5	Product Registration. For SIRONA’s warranty purposes, Patterson shall provide the following information to SIRONA in connection with each Product order, within five (5) business days of Patterson’s sale of any Contractual Product:

8.5.1	name, address, telephone and fax numbers of end-user;

8.5.2	names of other contact person(s);

8.5.3	quantity and description of all of end-user’s Contractual Product(s);

8.5.4	all serial numbers of end-user’s Contractual Product(s);

8.5.5	date of shipment; and

8.5.6	date of installation.

SIRONA shall provide Patterson with registration forms for such information, to be completed by Patterson. End-user shall not be entitled to receive warranty service from SIRONA unless and until such information has been provided to SIRONA.

8.6	Prior to the beginning of each quarter or in an appropriate time frame mutually agreed to by the parties, Patterson shall place an order for Contractual Products with SIRONA. Patterson shall provide SIRONA with a rolling twelve month forecast on a monthly basis, the first three months reflecting fixed and binding quantities, the following nine months being the non-binding forecast.

9.	Third Party Claims

9.1	Patterson shall promptly inform SIRONA in the event a third party, directly or indirectly, brings a claim against SIRONA, including but not limited to claims where Patterson intends to claim indemnification from SIRONA. Patterson shall promptly provide SIRONA with notice of any such claim and reasonably assist SIRONA in defending such claims, including but not limited to claims arising in a lawsuit, and shall act only in accordance with the reasonable written instructions of SIRONA. SIRONA shall reimburse Patterson for expenses incurred in such defense.

Subject to Section 8.4.3 of this Agreement, Patterson agrees to defend and indemnify SIRONA, and hold it harmless, from and against any and all claims, actions, liabilities, losses, costs and expenses (including attorneys’ fees and expenses) arising out of or based upon any claim by any person by reason of a breach of this Agreement by Patterson (including, without limitation, the death or injury to any person, property damage, loss or economic injury caused by Patterson).

Subject to Section 8.4.3 of this Agreement, SIRONA will indemnify, defend and hold Patterson harmless from and against any and all claims, actions, liabilities, losses, costs, and expenses (including attorneys’ fees and expenses) arising out of or based upon any claim by any person (i) by reason of a breach of this Agreement by SIRONA (including, without limitation, the death or injury to any person, property damage, loss or economic injury caused by SIRONA); (ii) by reason of the alleged defective manufacture or design of the Contractual Products or failure of the Contractual Products to meet the specifications for said Contractual Products set forth in the invoices, documentation or other sales literature applicable thereto approved by SIRONA, or (iii) claiming that the intellectual property rights relating to any of the Contractual Products of SIRONA as described in Section 10 hereof infringe upon the rights of any third party. SIRONA shall have the right to assume full control of the defense and settlement of any such claim, including without limitation any modification of the Contractual Products which may be appropriate in SIRONA’s judgment in connection with any infringement suit, and Patterson shall cooperate with SIRONA with respect thereto. SIRONA shall maintain public liability insurance including products liability, with limits of not less than $1,000,000 per occurrence, and shall deliver to Patterson certificates evidencing such insurance, with broad form SIRONA’s endorsement for Patterson’s benefit naming Patterson and its subsidiaries as additional insureds.

10.	Intellectual Property Rights

10.1	SIRONA represents that it has no knowledge or reason to believe that any of the trademarks, copyrights, patents or other intellectual property rights relating to any of the Contractual Products, whether owned by SIRONA or others, infringe upon or violate the intellectual property rights (including patents, trademarks, copyrights, symbols or designs) of any third party.

10.2	If Patterson shall have found that SIRONA trademarks, copyrights, patents or other intellectual property rights are being disputed or infringed by a third party, Patterson shall promptly inform SIRONA thereof and assist SIRONA in taking steps necessary to protect its rights. Patterson, however, shall have no obligation to bring or maintain legal proceedings to protect SIRONA’s interests.

11.	Confidentiality

Each of the Parties shall maintain the confidentiality of any confidential or proprietary information of the other Party, including marketing and technical knowledge (e.g. drawings, internal interfaces, software, customer identity, etc.) concerning the Contractual Products. Upon termination of this Agreement, neither of the Parties shall use any confidential or proprietary information of the other Party for any reason or purpose except to fulfill service obligations to customers who purchased Contractual Products from Patterson before termination of this Agreement. When necessary to disclose such information for purposes of performing under this Agreement, the recipient of such information shall be bound by an appropriate confidentiality agreement.

The terms of this provision shall survive the termination of this Agreement.

12.	Assignability

Neither SIRONA nor Patterson shall assign, transfer or delegate any rights and/or obligations arising from this Agreement to third parties without the prior written consent of the other, provided however that either of them may assign, transfer and delegate its rights and obligations arising from this Agreement to Affiliates or to a purchaser of the business of SIRONA or Patterson to which this Agreement relates via asset purchase, stock purchase or merger.

13.	Actions upon Termination

13.1

Upon termination of the Agreement, each of the Parties shall return to the other without delay all business records and any copies thereof (in particular, but not limited to, technical data and drawings, price lists, advertising material (including, without limitation, catalogs, brochures)) which have been made available to it by the other. Notwithstanding the foregoing, insofar as such business records remain necessary for the execution of orders already received or offers which were submitted as binding, the business records shall be handed over immediately after the performance of said order or offer has been completed. Patterson shall remove from its stationery, advertising literature, and places of business all references to SIRONA and the Contractual Products and shall not use any of

SIRONA trademarks, trade names or symbols or any trademark, trade name or symbol confusingly similar thereto, in each case except as permitted under written contracts between SIRONA and Patterson other than this Agreement.

13.2	Subject to the last sentence of this Section 13.2, upon expiration or termination of this Agreement, whichever is sooner, at SIRONA’s election, SIRONA shall ship to Patterson, and Patterson shall purchase in accordance with the provisions hereof, all Contractual Products ordered pursuant to purchase orders issued hereunder prior to the date on which notice of such termination is given, or prior to the expiration date, as applicable. SIRONA shall not be required to accept new purchase orders after delivery of notice of termination by either Party. Notwithstanding the foregoing, SIRONA shall have the option, at its election, to repurchase all or a portion of the inventory of Contractual Products in the possession of Patterson at prices to be mutually agreed upon but no greater than the price paid by Patterson to SIRONA for the same.

14.	Duration of Agreement, Termination

14.1	This Agreement shall become effective on the date of this Agreement and, unless extended or reduced pursuant to Sections 1.3.3, 1.3.4 or 1.4 of this Agreement or terminated earlier as provided in Section 14.2 below, shall expire on September 30, 2017 (the “Term”).

14.2	Termination for Cause. This Agreement will continue for its full Term unless it is earlier terminated, as follows: Patterson and SIRONA may each terminate this Agreement (or it may elect instead to terminate only the mutual grants of exclusivity upon written notice to the other with immediate effect due to the following occurring to (or in the case of a material breach committed by) the other Party:

14.2.1	Force Majeure. If an event of Force Majeure (as defined below), occurs that hinders a Party’s performance under the Agreement for more than 6 months.

14.2.2	Bankruptcy. If one of the following occurs:

(i) If either Patterson or SIRONA makes an assignment for the benefit of creditors or institutes a proceeding as a debtor under any law relating to insolvency or bankruptcy and is adjudicated an insolvent or a bankrupt; or

(ii) If either Patterson or SIRONA fails for forty-five (45) days to have discharged any involuntary proceedings brought against it under any insolvency or bankruptcy law.

14.2.3

Material Breach. If SIRONA or Patterson is in serious default of a payment obligation (including, without limitation, failure to pay timely an obligation more than 3 times in any SIRONA fiscal year), or otherwise materially breaches the Agreement. A non-payment material breach is one that (i) is adverse to the essential business value of the Agreement because of its serious nature or its redundancy, (ii) breaches an obligation of confidentiality under this Agreement, (iii) infringes the other Party’s intellectual property, or (iv) breaches an obligation under this Agreement with respect to the other Party’s trademarks or other intellectual property. For non-payment material breaches, the non-breaching Party will give notice of breach to the breaching Party and will provide 90 days to cure the breach if the breach is, in fact, capable of being cured within that period. Certain essential non-payment material breaches will be deemed non-curable and termination will be effective upon 30 days’ written notice, as follows:

(i) if (A) SIRONA commits a breach described in (ii) through (iv) of the first paragraph of this Section 14.2.3, or (B) SIRONA breaches its exclusivity obligations to Patterson as reflected in Section 1.3 of this Agreement, or, SIRONA (x) discontinues the manufacture of all Contractual Products or (y) fails to deliver material quantities of Contractual Products in accordance with confirmed delivery schedules by more than 60 days more than 4 times in any SIRONA fiscal year, each failure to deliver being wholly independent of the others, in either case of (x) or (y) other than as a result of an event of Force Majeure; and

(ii) if (A) Patterson commits a breach described in (ii) through (iv) of the first paragraph of this Section 14.2.3, or (B) Patterson breaches any of its obligations to SIRONA pursuant to Sections 1.3 or 1.4 of this Agreement, or sells outside the Territory or sells to persons/entities other than end users, or (C) (x) ownership of [*****] or more of the equity securities in Patterson entitled to vote or (y) the right to control the management or policies of Patterson is acquired (directly or indirectly) by a company that competes with SIRONA or any SIRONA Affiliate that is engaged in the dental equipment business, or (D) Patterson acquires (directly or indirectly) an interest in a company that competes with SIRONA or any SIRONA Affiliate in any of the dental equipment business lines currently engaged in by SIRONA or such Affiliate.

14.2.4

If Patterson fails to satisfy any one or more of the Overall Growth Target or the three Product Targets, in each case for the SIRONA fiscal year ended September 30, 2012 and reflected in Section 2.4.1 of this Agreement, SIRONA may terminate this Agreement. In addition to termination rights set forth in Section 1.4, if Patterson fails to satisfy the Overall Growth Target for any three consecutive SIRONA fiscal years, SIRONA may terminate this Agreement (provided that Patterson also did not make payments contemplated by Section 1.3.3 to cure such failure for such three year period). SIRONA may at its option

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terminate the Agreement on a product by product basis with respect to either the so called “Schick Products” or “SIRONA Products”, where Patterson has failed to satisfy the applicable Product Target with respect to such product category for three consecutive SIRONA fiscal years during the Term (provided that Patterson also did not make payments contemplated by Section 1.3.3 to cure such failure for such three year period).

14.3	Notice of termination shall be given as provided in Section 17 below.

14.4	Termination Without Prejudice. Termination, relinquishment or expiration of this Agreement shall be without prejudice to any rights that shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement. All of the Parties’ rights and obligations under Sections 9 through 27 (inclusive) shall survive any termination, relinquishment or expiration of this Agreement.

15.	Other Provisions.

15.1	There shall be semi-annual meetings of SIRONA and Patterson senior management prior to the determination of the annual budget for each company. Such meetings shall be held at such time and in such place as shall be reasonably acceptable to the senior management of each of SIRONA and Patterson.

16.	Other Provisions.

16.1	Protection against Technical Obsolescence.

16.1.1	Change in Technical Specifications. Notwithstanding anything in this Agreement to the contrary, SIRONA reserves the right to change the technical specifications of Contractual Products and to discontinue the manufacture and/or sale of Contractual Products in the ordinary course of business in connection with upgrading or creating new versions or models of Contractual Products or as required by law.

16.1.2

Notice to Patterson. Subject to Section 16.1.1 above, SIRONA agrees that it will give to Patterson at least [*****] prior notice of the market introduction of any major functionality change to a Contractual Product to allow sufficient time for Patterson to reduce its then-current inventory. A “Major Functionality Change” is defined as: (1) a hardware change that will (x) significantly expand the range of indication for the user or (y) enable the operation of a software program that is scheduled to be released within the [*****] following the hardware change; or (2) a software upgrade that will not operate on a version of the hardware that has been delivered to Patterson in the [*****] period prior to ‘introduction of the upgrade. If the aforesaid

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[*****] notice is not given, then, as Patterson’s sole and exclusive remedy, SIRONA will, in its sole discretion, update or replace, free of charge, any noncompatible Contractual Products delivered to Patterson during the [*****] period prior to the rollout of the Major Functionality Change.

17.	Notices

Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt, (iii) by facsimile transmission when confirmed by facsimile transmission report; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses referenced below or to such other address that the receiving Party may have provided for the purpose of notice in accordance with this Section:

to Patterson:	Attention: President
Patterson Companies, Inc.
1031 Mendota Heights Road
St. Paul, MN 55120

and

Attention: General Counsel
Patterson Companies, Inc.
1031 Mendota Heights Road
St. Paul, MN 55120
or to such other address or person as Patterson may designate by written notice.

to SIRONA:	Attention: Office of the General Counsel
Sirona Dental Systems, Inc.
30-30 47th Avenue
Suite 500
Long Island City, NY 11101

or to such other address or person as SIRONA may designate by written notice.

18.	Miscellaneous. Unless otherwise agreed each Party shall bear its own costs connected with entering and executing this Agreement.

19.

Entire Agreement; Partial Termination of Prior Agreement. This Agreement, together with any Exhibits, Schedules or other attachments hereto, which are to be executed simultaneously, sets forth the entire Agreement of the Parties on the subject hereof and supersedes all previous or contemporaneous oral or written representations or agreements relating to the rights and duties provided herein (it being agreed that the Prior Agreement is hereby deemed terminated and rendered null and void solely with respect to the

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Territory of this Agreement but shall remain in full force and effect solely with respect to Canada); provided, however, that this Section shall not diminish or prejudice the rights and obligations of the Parties under the Prior Agreement with respect to the period before the date hereof (including, without limitation, any payment obligations owed to SIRONA under such Prior Agreement with respect to the Territory under this Agreement).

20.	Governing Law; Jurisdiction. This Agreement shall be governed in all respects according to the laws of the State of New York of the United States, without giving effect the principles of conflict of law thereof. EXCEPT IN THE CASE OF EQUITABLE REMEDIES (WHICH MAY BE SOUGHT IN ANY COURT OF COMPETENT JURISDICTION), ANY LEGAL ACTION, SUIT OR PROCEEDING BROUGHT BY A PARTY THAT IN ANY WAY ARISES OUT OF OR RELATES TO THIS AGREEMENT (INCLUDING THE PRIOR AGREEMENT) WILL BE BROUGHT SOLELY AND EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK AND EACH PARTY IRREVOCABLY ACCEPTS AND SUBMITS TO THE SOLE AND EXCLUSIVE PERSONAL JURISDICTION OF SUCH COURTS IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING BROUGHT BY OR AGAINST IT BY THE OTHER PARTY. NEITHER PARTY WILL BRING ANY LEGAL ACTION, SUIT OR PROCEEDING IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT OR IN ANY OTHER JURISDICTION AND WILL NOT ASSERT ANY CLAIM, WHETHER AS AN ORIGINAL ACTION OR AS A COUNTERCLAIM OR OTHERWISE, AGAINST THE OTHER IN ANY OTHER COURT OR JURISDICTION.

21.	Waiver of Jury Trial. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

22.	Sections and Headings. The division of this Agreement into Articles, Sections, Subsections, Exhibits and Schedules and the insertion of headings are for the convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.

23.	Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of both Parties hereto. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

24.

Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws, then such provision shall be revised by a court of competent jurisdiction to be enforceable if permitted under applicable law, and otherwise shall be fully severable. In all events, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

25.	No Third Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any person or entity other than the Parties hereto.

26.	Neutral Construction. In view of the fact that each of the Parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all Parties, the legal principle that ambiguities in a document are construed against the

27.	Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or email, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

28.	Costs, Expenses in the Event of Breach. In the event that either Party hereto breaches this Agreement, the non-breaching Party shall be entitled to reimbursement of all costs and expenses associated with enforcing such non-breaching Party’s rights and remedies under this Agreement, including but not limited to legal fees and costs of litigation.

29.	Written Form

Modifications of or amendments to this Agreement shall be valid only when made in writing and signed by each of the Parties.

[Signature page follows]

IN WITNESS WHEREOF, intending to be legally bound hereby, each of the Parties hereto has caused this Agreement to be duly executed by an authorized officer as of the date first above written.

SIRONA Dental Systems, Inc.		Patterson Companies, Inc.

By:	/s/ Jeffrey T. Slovin	By:	/s/ Scott Anderson
Name:	Jeffrey T. Slovin	Name:	Scott Anderson
Title:	President	Title:	President

EXHIBIT 1

DEFINED TERMS

“2010 Amendment” shall have the meaning specified in the Preamble.

“Acquired Products” shall have the meaning specified in Section 1.2.

“Affiliate” shall mean, with respect to any specified person or entity, any other person or entity that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified person, and, with respect to the person or entity to be determined hereunder to be a Patterson Affiliate, is engaged in the distribution of dental equipment and supplies. For purposes of this definition, “control”, with respect to any specified person, refers either to (i) the beneficial ownership of 50.1% or more of all classes of equity securities with voting rights issued by such person, or (ii) the power to direct the management and policies of the specified person by contract or otherwise.

“Amended and Restated CAD-CAM Agreement” shall have the meaning specified in the Preamble.

“CAD-CAM Deficiency” shall have the meaning specified in Section 1.3.3.

“CAD-CAM Growth Target” shall have the meaning specified in Section 1.3.3.

“CAD-CAM True-Up Amount” shall have the meaning specified in Section 1.3.3.

“Contractual Products” shall have the meaning specified in Section 1.2.

“Contractual Products Growth Targets” shall have the meaning specified in Section 1.3.3.

“Exclusivity Reduction” shall have the meaning specified in Section 1.3.4.

“Existing SIRONA Dealers” shall have the meaning specified in Section 1.3.1.

“Force Majeure” means an act of God or the public enemy, riots, accidents, strikes or differences with labor, labor shortage, inability to obtain material, equipment, transportation or fuel, epidemics, quarantine, restrictions, unusually severe weather, compliance with or the operation of any applicable legislation, regulation, directive, order or ruling of any government, or political subdivision or agency thereof, judgments or orders of any court of competent jurisdiction, or any other event beyond the reasonable control of the Party claiming benefit of Force Majeure, whether or not similar to the foregoing causes.

“Margin Shortfall Year” shall have the meaning specified in Section 1.3.5.

“Margin True-Up Payment” shall have the meaning specified in Section 1.3.3.

“Minimum Purchase Requirement” shall have the meaning specified in Section 2.4.2.

“Overall Growth Target” shall have the meaning specified in Section 1.3.3.

“Prior Agreement” shall have the meaning specified in the Preamble.

“Products Targets” shall have the meaning specified in Section 1.3.3.

“Schick Products Growth Target” shall have the meaning specified in Section 1.3.3.

“Schick/SIRONA Deficiency” shall have the meaning specified in Section 1.3.3.

“Schick/SIRONA True-Up Amount” shall have the meaning specified in Section 1.3.3.

“SIRONA fiscal year” shall have the meaning specified in Section 2.4.1.

“SIRONA Products Growth Target” shall have the meaning specified in Section 1.3.3.

“Special Performance Bonus” shall have the meaning specified in Section 1.3.3.

“Term” shall have the meaning specified in Section 14.1

“Territory” shall have the meaning specified in Section 1.2.

Schedule 1.2

Exclusions from Contractual Products

[*****]

[*****]

[*****]

[*****]

[*****]

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Schedule 8.4

Sirona’s Standard Terms of Sale

Additional terms of sale and product warranties shall be consistent with prior practice between the Parties in the ordinary course but, for the avoidance of doubt, not inconsistent with the express terms of this Agreement.